EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-126172 of our report dated June 29, 2009 relating to the financial statements of Man-AHL 130, LLC appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Lawyers; Accountants” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
July 1, 2009